UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed  by  the  Registrant               [_]
Filed  by  a  Party  other  than  the  Registrant     [x]

Check  the  appropriate  box:

[_]     Preliminary  Proxy  Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]     Definitive  Proxy  Statement
[x]     Definitive  Additional  Materials
[_]     Soliciting  Material  Pursuant  to  240.14a-12

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

                    MFC BANCORP LTD. AND VENTEGIS CAPITAL AG
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  appropriate  box):

[x]     No  fee  required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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            applies:
        2)  Aggregate  number  of  securities  to  which  transaction  applies:
        3)  Per unit price or other underlying value of transaction computed pursuant to  Exchange  Act  Rule  0-11  (Set  forth the amount on which the filing fee is calculated  and  state  how  it  was determined):
        4)  Proposed  maximum  aggregate  value  of  transaction:
        5)  Total  fee  paid:
[_]     Fee  paid  previously  with  preliminary  materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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        2)  Form,  Schedule  or  Registration  Statement  No.:
        3)  Filing  Party:
        4)  Date  Filed:

                                                               MFC BANCORP LTD.

                                                                 NEWS  RELEASE


FOR  RELEASE  DECEMBER  3,  2001  AT  5:30PM  EST
-------------------------------------------------


Contact:  Allen  &  Caron  Inc.                MFC  Bancorp  Ltd.
          Rob  Weir  (investors)               Rene  Randall
          (212)  691-8087                      (604)  683-8286
          robw@allencaron.com                  rrandall@bmgmt.com
               or
          Kari  Rinkeviczie  (media)
          Allen  &  Caron  Inc.
          (630)  428-9946
          kari@allencaron.com


   SHAREHOLDERS SUCCESSFULLY VACATE PRIOR COURT ORDER OBTAINED BY ANDREAS EDER,
                   CYBERNET C.E.O., FOR SHAREHOLDERS' MEETING

New York, (December 3, 2001) - - - MFC Bancorp Ltd. ("MFC", Nasdaq: MXBIF and Frankfurt Stock Exchange: MFC GR) is pleased to announce that the Court of Chancery of the State of Delaware in the United States has ruled in favour of its application to vacate the prior order obtained by Andreas Eder, C.E.O. of Cybernet Internet Services International Inc. ("Cybernet" or the "Company", Neuer Markt: CYN and OTC BB: ZNET) for a stockholders' meeting to be held on December 4, 2001 without any quorum requirement to elect management's slate of directors. The Court ruled that, while the meeting may proceed, the quorum requirements contained in the Company's Bylaws will be in effect. Cybernet had previously failed to meet the quorum requirement at the initial scheduled date of the meeting of October 9, 2001 and at an adjournment date of November 6, 2001.

Cybernet is a provider of Internet communications and co-location services in Europe which has incurred recurring operating losses and seen its share price fall from a high of euro 41 on January 20, 1999 to under euro 1 currently. The Company has not held an election of directors since May, 1999. MFC and major shareholders, representing in aggregate approximately 26% of the issued shares of Cybernet, believe that new leadership is required for the Company and MFC has provided Cybernet with notice that it intends to nominate new directors for election.

Michael Smith, President of MFC, stated "We are very pleased with the ruling today from the Delaware court. This opens the way for a shareholders' meeting where all of Cybernet's shareholders can participate and choose the Board of Directors they want to lead the Company. We believe that


                                    - MORE -

SHAREHOLDERS SUCCESSFULLY VACATE PRIOR COURT ORDER OBTAINED BY ANDREAS EDER, CYBERNET C.E.O., FOR SHAREHOLDERS' MEETING
Page  -2-


the prior action of Cybernet's C.E.O., which was consented to by the Board, to have a meeting wherein only their nominees could be elected and without any quorum requirement was a transparent attempt at entrenching their positions. We believe that new leadership is required and are pleased that the court has ruled in favour of shareholder democracy. We look forward to establishing are constituted board of directors for the Company which will work positively towards preserving and enhancing shareholder value."

Stockholders  of  Cybernet  are  advised  to read the definitive proxy statement filed with the SEC and disseminated to stockholders of Cybernet today in connection with the solicitation of proxies by MFC and Ventegis Capital AG (the "Shareholders Group") because such proxy statement contains important information. Stockholders of Cybernet and other interested parties may obtain, free of charge, copies of the definitive proxy statement filed by the Shareholders Group with the SEC and any other documents filed by the Shareholders Group with the SEC, at the SEC's Internet web site at www.sec.gov.
                                                                    -----------

Each of these documents may also be obtained free of charge and further information may be obtained by calling Rene Randall in North America at + (604) 683 8286 or Marlene Bryl in Germany at + (439 30) 20 94 58 00.


ABOUT  MFC  BANCORP

MFC Bancorp Ltd. owns companies that operate in the financial services industry, specializing in merchant banking internationally. To obtain further information on the MFC, please visit our web site at http://www.mfcbancorp.com.
                                                  -------------------------

Certain statements included herein are "forward-looking statements'" as defined by the Private Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the MFC to differ include, but are not necessarily limited to, the risks and uncertainties discussed in documents filed by the MFC with the Securities and Exchange Commission.

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